EXHIBIT 10.28

Exhibit D

INNOTRAC CORPORATION.
2000 STOCK OPTION AND INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, made and entered into as of the ____ day of March, 2007, by and between INNOTRAC CORPORATION. (“the “Company”) and ______________________ (the “Grantee”).

WITNESSETH:

WHEREAS, the Company maintains the Innotrac Corporation 2000 Stock Option and Incentive Award Plan (the “Plan”), and the Grantee has been selected by the Committee to receive a Restricted Stock Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:

                1.  Award of Restricted Stock

1.1  The Company hereby grants to the Grantee an award of _____________ Shares of restricted stock (“Restricted Stock”), subject to, and in accordance with, the restrictions, terms and conditions set forth in this Agreement. The grant date of this award of Restricted Stock is March ____, 2007 (“Grant Date”).

1.2  This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.3  This Award is conditioned on the Grantee’s execution of this Agreement. If this Agreement is not executed by the Grantee and returned to the Company within two months of the Grant Date, it may be canceled by the Committee resulting in the immediate forfeiture of all Shares of Restricted Stock.

2.  Restrictions

2.1  Subject to Section 2.2 below, if the Grantee remains employed by the Company (or with respect to a Director or consultant, continues to serve as a Director or continues to provide services to the Company, as determined by the Committee in its discretion), the Grantee shall become vested in 1/4 of the Shares of Restricted Stock on each of the seventh, eighth, ninth and tenth anniversaries of the Grant Date (each, a “Vesting Date”), such that all Shares of Restricted Stock shall be fully vested on March __, 2017 (the “Final Vesting Date”).

2.2  Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to Grantee’s Final Vesting Date, the Restricted Stock shall become fully vested and nonforfeitable as of the date of the Change in Control.

2.3  If, prior to the Final Vesting Date, Grantee has his/her employment (or service as a Director or consultant) terminated for any reason, all unvested shares of Restricted Stock shall be forfeited.

2.4  The Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock.

3.  Stock; Dividends; Voting

3.1  The stock certificate(s) evidencing the Restricted Stock shall be registered on the Company’s books in the name of the Grantee as of the Grant Date. The Company or its designee shall retain physical possession or custody of such stock certificate(s) or shall not issue such certificate(s) until such time as the Shares of Restricted Stock are vested in accordance with Section 2 and, if applicable, until the Grantee requests delivery of the certificate(s). While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan. Grantee agrees to provide the Company at the time of execution of this Agreement with a stock power in the form attached hereto, appropriately endorsed in blank, in respect of the Restricted Stock

3.2  During the period the Restricted Stock is not vested, the Grantee shall be entitled to vote such Restricted Stock. All dividends declared and paid by the Company on Shares of Restricted Stock in Shares shall be deferred until the restrictions on the Restricted Stock lapse in accordance with Section 2. These deferred dividends shall be held by the Company for the Grantee’s account. Upon the forfeiture of the Restricted Stock, any deferred dividends attributable to such Restricted Stock shall also be forfeited. Dividends declared and paid by the Company on Restricted Stock in cash shall not be subject to such restrictions.

3.3  In the event of any adjustments in authorized Shares as provided in Article 4 of the Plan, the number and class of Shares of Restricted Stock or other securities that Grantee shall be entitled to pursuant to this Agreement shall be appropriately adjusted or changed to reflect such change, provided that any such additional Shares of Restricted Stock or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

3.4  The Grantee represents and warrants that he is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof. The Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the Restricted Stock, the shares will not be able to be transferred unless an exemption from registration is available. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.

                4.  No Right to Continued Employment

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment or service as a Director or consultant by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate at any time the Grantee’s employment or service as a Director or consultant, subject to Grantee’s rights under this Agreement.

                5.  Taxes and Withholding

The Grantee shall be responsible for all federal, state and local income and employment taxes payable with respect to this Award of Restricted Stock. The Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this Award of Restricted Stock, including a Section 83(b) election. The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Restricted Stock the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Restricted Stock having a market value not less than the amount of such taxes.

                6.  Grantee Bound By the Plan

The Grantee hereby acknowledges receipt of a copy of the Plan and the Prospectus related to the Plan and agrees to be bound by all the terms and provisions of the Plan.

                7.  Modification of Agreement

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

                8.  Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                9.  Governing Law

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.

                10.  Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

                11.  Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                    INNOTRAC CORPORATION.

                    By: _________________________________

                    ____________________________________
                    GRANTEE:

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to __________________________ ___________________________(_______) shares of the common stock of INNOTRAC CORPORATION. (the “Company”), $0.10 par value, standing in the name of the undersigned on the books of the Company and does hereby irrevocably constitute and appoint _______________________ attorney to transfer said stock on the books of the Company, with full power of substitution in the premises.

DATED: ______________________

                    ___________________________(SEAL)
                    Name:

WITNESS:

_______________________

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